EXHIBIT 11.1
                                DOUBLECLICK INC.

          COMPUTATION OF BASIC AND PRO-FORMA NET LOSS PER COMMON SHARE

                                                                                   Number of
                                                                                  Common and
                                                                                    Common                             Weighted
                                                                                  Equivalent            Days           Average
                                                                                    Shares          Outstanding        Shares
                                                                                  -----------       -----------        ---------

NINE MONTHS ENDED SEPTEMBER 30, 1997

Class A common stock outstanding at January 1, 1997, and exchange
    for Common stock ...........................................................     3,940,890               273         3,940,890

Class B common stock outstanding at January 1, 1997, and exchange
    for Common stock ...........................................................     5,118,228               273         5,118,228

Class C common stock outstanding at January 1, 1997, and exchange
    for Common stock ...........................................................             2               273                 2

Stock options exercised ........................................................        99,250           Various            33,083

Assumed issuance and conversion of convertible preferred stock as of
    January 1, 1997 ............................................................     6,234,434               273         6,234,434

Assumed redemption of Class B and C Common stock from assumed
    proceeds and conversion of convertible preferred stock .....................    (3,896,137)              273        (3,896,137)
                                                                                                                        -----------

Weighted average shares used in basic net loss
    per share computation ............................................................................................. 11,430,500

Net loss for the nine months ended September 30, 1997 ................................................................$ (4,612,443)
                                                                                                                      -------------


Basic and diluted net loss per share ......................................................................................$ (0.40)
                                                                                                                           --------


NINE MONTHS ENDED SEPTEMBER 30, 1998

Common stock outstanding at January 1, 1998 ....................................     6,118,972               273         6,118,972

Stock options exercised ........................................................       248,513           Various           124,257

Issuance of common stock .......................................................     4,025,000               222         3,273,077

Issuance of common stock upon conversion of convertible preferred stock
    upon February 20, 1998 initial public offering .............................     6,234,434               222         5,069,760

Assumed issuance of conversion of convertible preferred stock for the
    period from January 1, 1998 through February 20, 1998 ......................     6,234,434                51         1,164,674
                                                                                                                         ---------

Weighted average shares used in basic and diluted net loss
    per share computation ..............................................................................................15,750,739

Net loss for the nine months ended September 30, 1998 ...............................................................$ (13,815,453)
                                                                                                                     --------------

Basic and diluted net loss per share ................................................................................$       (0.88)
                                                                                                                     --------------

                                                                   EXHIBIT 11.1
                                DOUBLECLICK INC.

          COMPUTATION OF BASIC AND PRO-FORMA NET LOSS PER COMMON SHARE

                                                                                   Number of
                                                                                  Common and
                                                                                    Common                               Weighted
                                                                                  Equivalent            Days             Average
                                                                                    Shares          Outstanding          Shares
                                                                                  -----------       ------------         ---------

THREE MONTHS ENDED SEPTEMBER 30, 1997

Class A common stock outstanding at June 31, 1997, and exchange
    for Common stock ...........................................................       3,940,890                91       3,940,890

Class B common stock outstanding at June 31, 1997, and exchange
    for Common stock ...........................................................       5,118,228                91       5,118,228

Class C common stock outstanding at June 31, 1997, and exchange
    for Common stock ...........................................................               2                91               2

Stock options exercised ........................................................          99,250           Various          49,625


Assumed issuance and conversion of convertible preferred stock as of
    June 30, 1997 ..............................................................       6,234,434                91       6,234,434

Assumed redemption of Class B and C Common stock from assumed
    proceeds and conversion of convertible preferred stock .....................      (3,896,137)               91      (3,896,137)
                                                                                                                        -----------

Weighted average shares used in basic net loss
    per share computation ......................................................                                        11,447,042

Net loss for the three months ended September 30, 1997 .........................                                      $ (2,140,270)
                                                                                                                      -------------


Basic and diluted net loss per share ...........................................                                      $      (0.19)
                                                                                                                      -------------


THREE MONTHS ENDED SEPTEMBER 30, 1998

Common stock outstanding at June 30, 1998 ......................................      16,504,114                91      16,504,114

Stock options exercised ........................................................         122,805           Various          61,403
                                                                                                                            ------

Weighted average shares used in basic net loss per share ....................... .......................................16,565,517

Net loss for the three months ended September 30, 1998 ......................... .....................................$ (4,714,016)
                                                                                                                      -------------

Basic and diluted net loss per share ........................................... .....................................$      (0.28)
                                                                                                                      -------------

